UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2012

National American University Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34751	83-0479936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 S. Highway 16 Rapid City, SD		57701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (605) 721-5220

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Material Compensatory Plans.

Compensation Plan

On May 21, 2012, the Board of Directors (the “Board”) of National American University Holdings, Inc. (the “Company”) approved a Senior Executive Level Officer Compensation Plan (the “Plan”), in connection with establishing the overall compensation levels for the executive management team of the Company, other than the Chief Executive Officer, for the upcoming 2013 fiscal year. The Plan, which is applicable to the Company’s executive officers other than the Chief Executive Officer, including Ms. Venessa Green, the Company’s Chief Financial Officer, and Ms. Michaelle Holland, the Company’s President of Campus Operations, will become effective on June 1, 2012. The Plan has a base salary component, a quarterly achievement award component and an annual achievement award component.

Base Salary

Under the Plan, Ms. Green’s annual base salary for fiscal 2013 will be $195,000 and Ms. Holland’s annual base salary for fiscal 2013 will be $275,000.

Quarterly Achievement Award

The Plan provides for a quarterly achievement award based on meeting the Company’s pre-approved quarterly pre-tax profit margins and certain quarterly organizational objectives related to institutional effectiveness goals. For each fiscal quarter in which the Company achieves the pre-approved quarterly pre-tax profit margins (“profit target”), Ms. Green and Ms. Holland would receive an award equal to 7.5% of their annual base salaries or 3.75% for achieving more than 90% but less than 100% of the profit target. In addition, for each fiscal quarter in which the Company achieves a Grade of “A” for institutional effectiveness as determined and approved by the Board, Ms. Green and Ms. Holland would receive an award equal to 7.5% of their annual base salaries or 3.75% for achieving a Grade of “B” for institutional effectiveness. The maximum amount of quarterly achievement awards that Ms. Green and Ms. Holland may be entitled to receive in fiscal 2013 is 60% of their annual base salaries.

Annual Achievement Award

The annual achievement award component is determined based on the Company’s actual earnings before interest and taxes, or EBIT, for fiscal year 2013. To the extent that actual EBIT exceeds budgeted EBIT for fiscal 2013, as determined by the Board, 15% of the excess will be designated for an annual achievement award pool, of which Ms. Green and Ms. Holland would receive a proportionate share of the award pool. The maximum amount of the annual achievement award that each of Ms. Green and Ms. Holland may be entitled to receive in fiscal 2013 is 60% of their respective annual base salaries.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is filed as an exhibit to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

The Company is scheduled to participate in one-on-one and small group meetings at the Bank of America Merrill Lynch 2012 Services One-on-One Conference to be held at The Bank of America Tower in New York on Thursday, May 24, 2012. The Company intends to post the investor presentation slides to be used at the conference at the Company’s investor relations website at http://www.national.edu/investor-relations. A copy of the investor presentation slides is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information disclosed under this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Form of Senior Executive Officer Compensation Plan

99.1	Investor Presentation Slides

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.

By:	/s/ Ronald L. Shape
Ronald L. Shape, Ed. D.
Chief Executive Officer

Date: May 23, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Senior Executive Officer Compensation Plan

99.1	Investor Presentation Slides